Exhibit 5.1

November      2007

CGen Digital Media Company Limited Suite 3213-3214, Tower B Shanghai City Center No. 100 Zunyi Road Shanghai 200051 People’s Republic of China	DIRECT LINE: 852 28429531 E-MAIL: anna.chong@conyersdillandpearman.com OUR REF: #871497/2522050

Dear Sirs,

CGen Digital Media Company Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the offer and sale of certain ordinary shares in the Company in the form of American Depositary Shares (“IPO”) by the Company and certain selling shareholders of the Company (collectively, the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1 (the “Registration Statement” which term does not include any exhibits thereto) to be filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the amended and restated memorandum of association and the articles of association of the Company adopted by the shareholders of the Company on 31 October 2007 and to take effect upon the closing of the IPO, (2) copies of written resolutions passed by all the directors of the Company and by all the shareholders of the Company on 31 October 2007, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us; (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

CGen Digital Media Company Limited

November     , 2007

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

The Company is duly incorporated and existing under the laws of the Cayman Islands.

The issue of the Shares has been duly authorised, and the Shares, when issued, delivered and paid for as contemplated in the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares to the Company or any third party).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the captions “Taxation”, “Legal Matters”, “Enforceability of Civil Liabilities” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

Conyers Dill & Pearman